SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) SEPTEMBER 10, 1997

                            UNITED BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

            WEST VIRGINIA                  0-13322            55-0641179
   (State or other jurisdiction of       (Commission       (I.R.S. Employer
    incorporation or organization)        File No.)      Identification No.)

            300 UNITED CENTER
            500 VIRGINIA STREET, EAST
            CHARLESTON, WEST VIRGINIA                              25301
     (Address of principal executive offices)                     Zip Code

                                 (304) 424-8761
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS

         Following the close of business on September 10, 1997, United Bankshares, Inc. ("United"), a West Virginia corporation, and George Mason Bankshares, Inc. ("George Mason"), a Virginia corporation, entered into an Agreement and Plan of Merger (the "Agreement") which sets forth the terms and conditions under which George Mason would merge with and into United (the "Merger") for a tax-free merger of the two companies.

         The Agreement provides that upon consummation of the Merger, each outstanding share of common stock of George Mason, par value $1.11 per share, (other than any shares held by United other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.85 share of United common stock, par value $2.50 per share, plus the right to receive cash in lieu of any fractional share without interest.

         In connection with the execution of the Agreement, United Bank ("UB"), a wholly-owned subsidiary of United, and George Mason Bank ("GMB"), a wholly-owned subsidiary of George Mason, will enter into an Agreement and Plan of Merger (the "Bank Agreement"). The Bank Agreement will set forth the terms and conditions, including the Merger, pursuant to which UB would merge with GMB (the "Bank Merger").

         Consummation of the Merger is subject to approval of the shareholders of United and George Mason and the receipt of all required regulatory approvals, as well as other customary conditions.

         This current report on Form 8-K, including the investor presentation materials, contains certain forward looking statements with respect to the financial condition, results of operations and business of United Bankshares, Inc. and George Mason Bankshares, Inc. on a combined basis after the proposed merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the proposed merger cannot be fully realized or realized within the expected time frame; (2) costs or difficulties related to the integration of the businesses of United Bankshares, Inc. and George Mason Bankshares, Inc. are greater than expected;
(3) revenues following the proposed merger are lower than expected; (4) competitive pressure among depository institutions increases significantly; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         99.1 Press release dated September 11, 1997 announcing the proposed merger.

         99.2 Investor presentation materials used by United Bankshares, Inc. on September 11, 1997 relating to the proposed merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED BANKSHARES, INC.

Date September 16, 1997                  By  /s/ Steven E. Wilson
     ______________________                  _________________________________
                                         Steven E. Wilson
                                         Its Executive Vice President,
                                         Secretary and Chief Financial Officer

                                 Exhibit Index

         99.1 Press release dated September 11, 1997 announcing the proposed merger.

         99.2 Investor presentation materials used by United Bankshares, Inc. on September 11, 1997 relating to the proposed merger.